Exhibit 2.1

                            List of MainStreet Assets

                                 [See Attached]

                                   EXHIBIT 2.1
                                MAINSTREET ASSETS

Asset Account:                          Location:                   Cost:
--------------                          ---------                   -----
Building Improvements                   Tucker                      195,667
                                        Covington                     3,967
                                        Lawrenceville                19,658
                                        Valdosta                      3,275
                                        Knoxville                    10,774
                                        Austell                       5,542
                                        Snellville                    7,763
                                        Conyers                      10,141
                                        Snapfinger                    5,358
                                                                   --------
                                                                    262,146

Furniture & Fixtures                    Tucker                       17,701
                                        Stone Mountain                  445
                                        Lawrenceville                 4,581
                                        Valdosta                        763
                                        Knoxville                     2,032
                                        Austell                      51,450
                                        Snellville                   58,734
                                        Auburn                        2,000
                                        Macon                           315
                                        Snapfinger                   22,900
                                                                    -------
                                                                    160,920

Clinic Equipment                        Tucker                      119,372
                                        Stone Mountain               41,935
                                        Covington                    78,684
                                        Lawrenceville               130,654
                                        Valdosta                     17,000
                                        Knoxville                    61,663
                                        Austell                      51,216
                                        Snellville                  106,829
                                        Macon                        26,386
                                        Snapfinger                   60,247
                                        Ultrasound                   58,000
                                                                    -------
                                                                    751,986


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                                   EXHIBIT 2.1
                                MAINSTREET ASSETS
                                   (CONTINUED)

Signage                                 Tucker                          2,088
                                        Stone Mountain                    570
                                        Covington                       3,062
                                        Lawrenceville                   1,886
                                        Valdosta                        2,617
                                        Knoxville                       5,011
                                        Austell                           318
                                        Snellville                        132
                                        Conyers                         1,810
                                                                       ------
                                                                       17,495

Office Equipment                        Tucker                            589
                                        Covington                         228
                                        Valdosta                          800
                                        Austell                         3,004
                                                                       ------
                                                                        4,620

Computers                               Various                        76,041
                                        Tucker                          2,489
                                        Stone Mountain                  1,781
                                        Lawrenceville                     169
                                        Valdosta                        5,051
                                        Austell                         2,141
                                                                       ------
                                                                       87,672

Computer Software                       Various                        94,150
Leasehold Improvements                  Tucker                            928
                                        Covington                       2,700
                                        Lawrenceville                   7,620
                                        Austell                         2,042
                                        Snellville                     37,449
                                        Conyers                         2,927
                                        Snapfinger                        425
                                                                       -------
                                                                       54,091


Total Included Assets                                               1,433,080
                                                                    =========

                                   Exhibit 2.2
                                   -----------


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                       List of MainStreet Excluded Assets


1. Cash and cash accounts located in corporate checking accounts and petty cash funds located in practices (other than the hold-back accounts associated with MainStreet's credit obligations with Bank One. L.P. (formerly NPL-LP, Inc.));

2.       Accounts receivable from employees of Transferors;

3.       Real property located at 2362 Main Street, Tucker, Georgia;

4. Furniture, fixtures, equipment, and software used at 2370 Main Street, Tucker, Georgia (the "Headquarters");

5.       Any lease for the use of the Headquarters;

6.       Ford Motor Company leases (Ford 150 Truck & Ford 250 Van).